UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2016

Sector 5, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-181742	45-5042353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Duke Street, Suite 110, Alexandria, Virginia	22314
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (571) 348-1005

________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Sector 5, Inc. (the "Company")

April 20, 2016

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2016, Peter Mortensen, age 50, was appointed to serve as President of the Company. Prior to joining the Company Mr. Mortensen worked as a Consultant for Hop-on, Inc., from August 2014 to March 2016. As a full time employee at Hop-On, he assisted the CEO with strategies in technology and products for Hop-on. He also provided oversight of the manufacturing and working with suppliers. From 2013 to 2014, Mr. Mortensen was the Software R&D Director of Panasonic Avionics, located in Lake Forest, California. Mr. Mortensen managed a department of 52 software developers covering R&D in Android and Linux software development for inflight entertainment (IFE) systems for all major airlines both for passengers (seatback systems) and crew (in-wall and mobile terminals). From 2011 to 2013, Mr. Mortensen was Foreign Expert and Director of Product Planning for Digital Products Group, a Company specializing in mobile phones, tablets & TVs. His responsibilities included identifying weak-points in processes and organization towards becoming a leading value brand. He recommended improvements to CTO, defined strategy for global product R&D (focus software) with international open innovation centers. He also worked as primary point of contact for non-Chinese technology and component vendors where he led all vendor meetings. Mr. Mortensen worked with Haier Europe and Haier America on planning future next generation models. From 2010 to 2011, Mr. Mortensen was Senior Product Manager Televisions – Product Group for VIZIO, Irvine, California where he defined and managed all TV product and technology roadmaps. From 2005 to 2010, Mr. Mortensen was Department Manager for Software Development Group, Mitsubishi Digital Electronics of America, Irvine, California, where he managed the software engineering of the 2006-2010 product portfolios of Mitsubishi flat panel LCD and rear projection DLP televisions to completion within time and within schedule (approx. 92 television models).

Mr. Mortensen graduated from the Southern University of Denmark with a B.S. in Computer Science in 1988 and has earned several certificates in management, quality assurance and corporate leadership subsequently.

Mr. Mortensen does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. Mortensen was not previously engaged in a related party transaction with the Company at any time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECTOR 5, INC.

Date: April 20, 2016	By:	/s/ Roger B. McKeague
	Name:	Roger B. McKeague
	Title:	Chief Executive Officer